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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-105186 of Front Range Himalaya Corporation of our reports dated February 7, 2003 (relating to the financial statements of Frontier Oil Corporation not presented separately herein), appearing in the Annual Report on Form 10-K/A of Frontier Oil Corporation for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Joint Proxy/Prospectus, which is part of this Registration Statement.


/s/  Deloitte & Touche LLP

Houston, Texas
June 26, 2003

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Amendment No. 1 to Registration Statement No. 333-105186 of Front Range Himalaya Corporation of our report dated May 9, 2003, relating to the financial statement of Front Range Himalaya Corporation, appearing in the Joint Proxy/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in this Joint Proxy/Prospectus.


/s/  Deloitte & Touche LLP

Houston, Texas
June 26, 2003